UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Marriott Grand Hotel, Point Clear, Alabama, on April 27, 2010, at 8:00 a.m., Central Time, for the following purposes:

1.	To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each;

2.	To approve the amendment and restatement of our 2006 Stock Awards Plan to increase the number of shares that may be issued under the plan from 800,000 to 1,300,000.

3.	To ratify appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2010; and

4.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 19, 2010, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson

Chairman of the Board

Chattanooga, Tennessee

Dated: March 9, 2010

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

April 27, 2010

The proxy statement and annual report to shareholders are available under “Annual Report and Proxy Materials” at www.thedixiegroup.com.

THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2010

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 9, 2010, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 19, 2010.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at six and elect six individuals to the Board of Directors for a term of one year each, (ii) approve the amendment and restatement of our 2006 Stock Awards Plan to increase the number of shares that may be issued under the plan from 800,000 to 1,300,000, (iii) ratify the appointment of Ernst & Young LLP to serve as independent registered public accountants of the company for 2010, and (iv) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR setting the number of directors at six (6) and electing the six (6) nominees for director; (ii) FOR approving the amendment and restatement of our 2006 Stock Awards Plan to increase the number of shares that may be issued under the plan from 800,000 to 1,300,000; and (iii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2010.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 19, 2010, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 19, 2010, 11,904,419 shares of Common Stock, representing 11,904,419 votes, were held of record by approximately 1,860 shareholders (including an estimated 1,300 shareholders whose shares are held in nominee names, but excluding 1,000 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 858,447 shares of Class B Common Stock, representing 17,168,940 votes, were held by 14 individual shareholders, together representing an aggregate of 29,073,359 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR setting the number of directors at six (6) and electing the six (6) nominees for director; and (ii) FOR approving the amendment and restatement of our 2006 Stock Awards Plan to increase the number of shares that may be issued under the plan from 800,000 to 1,300,000; and (iii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2010.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast that are represented in person or by Proxy at the Annual Meeting.

The affirmative vote of a majority of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to approve the amendment and restatement of our 2006 Stock Awards Plan.

Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2010 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. Abstentions and broker non-votes will, however, have the effect of negative votes in determining whether a majority of the total votes cast has been obtained for approval of the amendment and restatement of our 2006 Stock Awards Plan. For purposes of ratification of the appointment of Ernst & Young LLP, as independent registered public accountants, abstentions and broker non-votes will not be considered negative votes.

A copy of the Company’s Annual Report for the year ended December 26, 2009, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 19, 2010, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company’s Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 19, 2010 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class(1)
Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock	844,370	(3)	6.66%
	Class B Common Stock	748,391	(3)(4)	87.18%

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock	168,385	(5)	1.40%
	Class B Common Stock	111,130	(5)	12.95%

RGM Capital, LLC Robert G. Moses 6621 Willow Park Drive, Ste. 1 Naples, FL 34102	Common Stock	1,127,693	(6)	9.47%
	Class B Common Stock	—		—

T. Rowe Price Associates, Inc. & T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	Common Stock	1,205,900	(7)	10.13%
	Class B Common Stock	—		—

Dimensional Fund Advisors, L.P. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock	1,001,583	(8)	8.41%
	Class B Common Stock	—		—

DUMAC, LLC 406 Blackwell Street, Ste. 300 Durham, NC 27701	Common Stock	816,584	(9)	6.86%
	Class B Common Stock	—		—

Royce & Associates LLC 1414 Avenue of the Americas New York, NY 10019	Common Stock	956,003	(10)	8.03%
	Class B Common Stock	—		—

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class(1)
Wells Fargo & Company, on behalf of the following subsidiaries: Wells Fargo Bank, National Association Evergreen Investment Management Company, LLC Wachovia Bank, National Association Wachovia Capital Markets, LLC	Common Stock	885,898	(11)	7.44%
	Class B Common Stock	—		—

Robert E. Shaw 115 West King Street P.O. Box 1005 Dalton, GA 30722-1005	Common Stock	1,400,000	(12)	11.76%
	Class B Common Stock	—		—

Additional Directors And Executive Officers	Title of Class	Number of Shares Beneficially Owned(1)		% of Class(1)
J. Don Brock	Common Stock	52,458	(13)	*
	Class B Common Stock	—		—

Paul B. Comiskey	Common Stock	35,823	(14)	*
	Class B Common Stock	—		—

Kenneth L. Dempsey	Common Stock	109,411	(15)	*
	Class B Common Stock	—		—

Gary A. Harmon (Retired)	Common Stock	101,936	(16)	*
	Class B Common Stock	—		—

Walter W. Hubbard	Common Stock	14,148	(17)	*
	Class B Common Stock	—		—

Jon A. Faulkner	Common Stock	71,587	(18)	*
	Class B Common Stock	—		—

Lowry F. Kline	Common Stock	31,448	(19)	*
	Class B Common Stock	—		—

Craig S. Lapeere	Common Stock	85,673	(20)	*
	Class B Common Stock	—		—

D. Kennedy Frierson	Common Stock	43,671	(21)	*
	Class B Common Stock	64,660		—

John W. Murrey, III	Common Stock	33,658	(22)	*
	Class B Common Stock	—		—

All Directors, Named Executive Officers and Executive Officers as a Group (14 Persons)**	Common Stock	1,715,657	(23)	13.22%
	Class B Common Stock	842,460	(24)	98.14%

*	Percentage of shares beneficially owned does not exceed 1% of the Class.

**	The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 17,885,356 votes or 61.52% of the total vote.

(1)

Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock may be treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)

Does not include 457,819 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson’s beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	5,975	(a)	359,049	(b)
Held by his wife	—		94,879	(c)
Held by his children, their spouses and grandchildren	53,261	(a)	107,884	(d)
Unvested restricted stock	5,546	(b)	146,972	(b)
Options to acquire Common Stock, exercisable within 60 days	190,577	(b)	—
Shares held in his Individual Retirement Account	3,566	(b)	—
Shares held in 401(k) Plan	1,087	(b)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		5,486	(a)
Held as trustee of trust for benefit of Daniel K. Frierson			17,060	(a)
Held by trusts for the benefit of Daniel K. Frierson’s brother	—		17,061	(d)
Deemed conversion of his Class B Common Stock	584,358		—

	844,370		748,391

a.	Sole voting and investment power

b.	Shared voting and investment power

c.	Sole voting and shared investment power

d.	Sole voting and no investment power

(4)

The 748,391 includes: (A) 731,330 shares of Class B Common Stock held subject to a Shareholder’s Agreement among Daniel K. Frierson, his wife, and their five children, pursuant to which Daniel K. Frierson has been granted a proxy which expires October 11, 2015 to vote such shares, and (B) 17,061 shares of Class B Common Stock held by trusts for the benefit of his brother and his brother’s family, as to which Mr. Frierson has sole voting and no investment power.

(5)	Mr. Paul K. Frierson’s beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	33,453	(a)	94,069	(a)
Held by his wife	6,080	(c)	—
Options to acquire Common Stock, exercisable within 60 days	4,000	(a)	—
Shares held in his Individual Retirement Account	1,936	(a)	—
Held as Trustee of trust for benefit of Paul K. Frierson	—		17,061	(b)
Performance Units convertible into shares of Common Stock	6,300	(a)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	5,486	(b)	—
Deemed conversion of his Class B Common Stock	111,130		—

	168,385		111,130

a.	Sole voting and investment power

b.	Shared voting and investment power

c.	Sole voting and shared investment power

(6)

RGM Capital, LLC, Robert G. Moses, and DUMAC, LLC have jointly reported beneficial ownership of 1,127,693 shares of Common Stock, with respect to RGM Capital, LLC and Robert G. Moses, and 816,584 shares of Common Stock with respect to DUMAC, LLC. RGM and Robert G. Moses report shared voting and shared dispositive power with respect to 1,127,693 shares, and DUMAC reports shared voting and shared dispositive power with respect to the 816,584 shares of Common Stock. The reported information is based upon the Schedule 13D/A filed by them with the Securities and Exchange Commission on December 30, 2008.

(7)

T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of 1,205,900 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,205,900 shares and sole voting power for 255,900 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 950,000 shares. The reported information is based upon the Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 12, 2010.

(8)

Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 1,001,583 shares of Common Stock, as follows: 999,883 shares of Common Stock, for which it has sole voting power, and 1,001,583 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 8, 2010.

(9)

DUMAC, LLC has reported beneficial ownership of 816,584 shares of Common Stock, for which it has shared dispositive and shared voting power. The reported information is based upon the Schedule 13D/A filed by it with the Securities Exchange Commission on December 30, 2008.

(10)

Royce & Associates LLC has reported beneficial ownership of 956,003 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 25, 2010.

(11)

Wells Fargo & Company has reported the beneficial ownership of an aggregate of 885,898 shares of Common Stock, on behalf of the following subsidiaries: Wells Fargo Bank, National Association; Evergreen Investment Management Company, LLC; Wachovia Bank, National Association; and Wachovia Capital Markets. It has reported sole power to vote 880,093 and sole power to dispose of 829,898 of such shares. The reported information is based on a Form 13D/G filed on January 22, 2010.

(12)

Robert E. Shaw has reported the beneficial ownership of 1,400,000 shares of Common Stock for which he has sole voting and sole dispositive power. The reported information is based upon the 13G filed by Mr. Shaw with the Securities and Exchange Commission on June 10, 2009.

(13)	Mr. Brock’s beneficial ownership may be summarized as follows:

Common Stock, held outright	22,500
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	20,458

Total	52,458

(14)	Mr. Comiskey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	14,146
Unvested Restricted Stock	20,590
Held in 401(k) Plan	1,087

Total	35,823

(15)	Mr. Dempsey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	19,482
Options to acquire Common Stock, exercisable within 60 days	66,057
Held in 401(k) Plan	4,952
Unvested Restricted Stock	18,920

Total	109,411

(16)	Mr. Harmon’s beneficial ownership may be summarized as follows:

Common Stock, held outright	51,600
Options to acquire Common Stock, exercisable within 60 days	47,200
Shares held in his individual Retirement Account	3,136

Total	101,936

(17)	Mr. Hubbard’s beneficial ownership may be summarized as follows:

Options to acquire Common Stock, exercisable within 60 days	8,000
Performance Units, convertible into Common Stock on retirement as a director	6,148

Total	14,148

(18)	Mr. Faulkner’s beneficial ownership may be summarized as follows

Common Stock, held outright	8,921
Options to acquire Common Stock, exercisable within 60 days	46,200
Unvested Restricted Stock	16,466

Total	71,587

(19)	Mr. Kline’s beneficial ownership may be summarized as follows:

Common Stock, held outright	7,000
Options to acquire Common Stock, exercisable within 60 days	17,000
Performance Units, convertible into shares of Common Stock on retirement as a director	7,448

Total	31,448

(20)	Mr. Lapeere’s beneficial ownership may be summarized as follows:

Common Stock, held outright	7,117
Shares held in 401(k)	1,087
Options to acquire Common Stock, exercisable within 60 days	53,250
Unvested Restricted Stock	24,219

Total	85,673

(21)	Mr. Kennedy Frierson’s beneficial ownership may be summarized as follows:

	Common Stock	Class B Common Stock
Held Outright	0	42,673	*
Options to acquire Common Stock, exercisable within 60 days	38,000
Shares held in 401(k)	2,407
Shares held in trust(s) for children	2,585	6,000
Unvested Restricted Stock	679	15,987	*

Total	43,671	64,660

*	Subject to Shareholder’s Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(22)	Mr. Murrey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	3,200
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into Common Stock on retirement as a director	20,458
Held by wife	500

Total	33,658

(23)

Includes: (i) 212,689 shares of Common Stock owned directly by individuals in this group; (ii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 548,896 shares of Common Stock; (iii) 60,812 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iv) 66,426 shares of Common Stock owned by immediate family members of certain members of this group; (v) 23,150 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (vi) 5,486 shares held in trust for the benefit of persons in the group; (vii) 118,697 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (viii) 679,501 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock.

(24)

Includes: (i) 731,330 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above; (ii) 94,069 shares of Class B Common Stock held by Paul K. Frierson as described in Note (6) above; and (iii) 17,061 shares of Class B Common Stock held in trust as described in Note (4), above.

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, Ph. D., age 71, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 68, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee, and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson served briefly as a director of Wellman, Inc., a manufacturer of plastic packaging resins, from May 2006 to August 2006. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 72, served as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

Walter W. Hubbard, age 66, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company’s Audit Committee and Compensation Committee.

Lowry F. Kline, age 68, has served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman from April 2002 until April, 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004, and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with such company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and McKee Foods Corporation, headquartered in Collegedale,

Tennessee, and has served as a member of the Executive Committee of the Metro Atlanta Chamber of Commerce. He has also served as a member of the Board of Trustees of the Woodruff Arts Center. He has been a director of the Company since 2004. Mr. Kline is Chairman of the Compensation Committee and a member of the Audit Committee and the Executive Committee.

John W. Murrey, III, age 67, is an Assistant Professor of Law at the Appalachian School of Law. He previously served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina since 1993 and has served on its Audit Committee. He also served as a director of U.S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, from 2003 until 2007, and was Chairman of its Audit Committee. Mr. Murrey is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

Considerations with Respect to Nominees

In selecting this slate of nominees for 2010, the Independent Directors of the Board considered the familiarity of the Company’s incumbents with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in addressing the challenges faced by the Company in the current economic and business environment.

In addition, the Independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by its current slate of directors. These qualifications are reflected in the business experience listed under each nominee’s name, above. In order of the list of nominees, such information may be summarized as follows: Dr. Brock has a long history of executive management experience with Astec Industries, Inc., an international manufacturing company, headquartered in Chattanooga, Tennessee. Additionally, Dr. Brock has served with the Company as a director since 1997, including service on the Audit and Executive Committees of the Board. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial soft floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. Paul Frierson has served with the Company in various management and executive positions his entire adult life, and has a long and relevant history of Board service with the Company, having served as a Director of the Company since 1988. Mr. Hubbard has highly relevant industry experience with businesses that are fiber producers and fiber suppliers, and that have served as fiber suppliers to the Company. Mr. Hubbard’s experience in the management of Honeywell Nylon and BASF Corporation, as outlined above, has given him valuable experience in management, relevant to his duties as a Director of the Company. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above, and serves on the Company’s Audit, Compensation and Executive Committees. Mr. Murrey has extensive experience in corporate, securities and business law, has experience drawn from board and committee service with several publicly-traded Companies, other than the Company, and, prior to his retirement in 2001, represented the Company as counsel.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met eight (8) times in 2009.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee. As described in detail below, pursuant to provisions in its charter, the Company’s Compensation Committee, which consists entirely of independent directors, also performs the functions of a corporate governance committee and a nominating committee. Copies of the Charter of the Company’s Audit Committee and Compensation Committee may be found on the Company’s website at www.thedixiegroup.com/investor/investor.html, then select Corporate Governance.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee did not meet in 2009.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Walter W. Hubbard, and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2009.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company’s retirement plans. The Retirement Plans Committee met two (2) times in 2009.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2009, see Compensation Discussion and Analysis.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

In addition to its responsibilities with respect to executive and director compensation, the Compensation Committee discharges responsibilities with respect to corporate governance. In that capacity, the Compensation Committee develops and recommends for board approval corporate governance guidelines.

The Compensation Committee’s Charter also includes the duties of a nominating committee. Only nominees approved by a majority of the Compensation Committee are recommended to the full Board. In selecting and approving director nominees, the independent directors that make up the Committee consider, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Compensation Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Compensation Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Compensation Committee also considers the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with NASDAQ standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Committee did not specifically consider or address diversity as a separate topic in considering its selection of the current slate of director nominees. The Board did consider the considerable value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Compensation Committee met three (3) times in 2009.

Nominations for Director – Stockholder Recommendations

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are timely received. To be timely for next year’s annual meeting, recommendations must be received in writing at the principal executive offices of the Company no later than November 19, 2010. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive sessions of the Board are chaired by the chairman of the Compensation Committee, Lowry Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in executive sessions and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate executive sessions with the Company’s registered public auditors, internal auditor and management. This Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Board’s Role in Risk Oversight

The Board receives an annual, in depth review of risks that may potentially affect the Company, as identified and presented by management, including all such risks reflected in the Company’s periodic filings. Additionally, the Board receives regular, quarterly updates on all such elements of risk. The Board may, and from time to time has, requested supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by the Company and its business.

Director Attendance

During 2009, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All six (6) incumbent directors attended the 2009 annual meeting of shareholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable one-half in cash and one-half in value of Performance Units under the Directors Stock Plan. Performance Units are redeemable upon a director’s retirement for an equivalent number of shares of the Company’s Common Stock, and the number of units issued is determined generally by the market value of the company’s Common Stock on the date of grant of the units. For 2009, however, the number of Performance Units issued was adjusted to reflect a minimum $5.00 value applied to all the Company’s equity-based awards and compensation, for the year, resulting in a reduction in the effective value awarded to each Director in the form of Performance Units, to $5,280. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that Dr. J. Don Brock, Walter A. Hubbard, Lowry F. Kline and John W. Murrey, III are independent directors within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2009, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with, with the following exceptions:

Paul B. Comiskey, the Company’s Vice President and President of the Company’s Residential Carpet Division, failed to timely file a report on Form 4 with respect to shares withheld by the Company to satisfy tax obligations upon the scheduled vesting of shares of restricted stock. The Company assists its executive officers in meeting their “Section 16” filing obligations, and this failure occurred as the result of an inadvertent clerical error.

Jon A. Faulkner, the Company’s Chief Financial Officer failed to file two reports on Form 4 with respect to transactions in his Company sponsored 401(k) account. During 2009, Mr. Faulkner selected an automatic rebalancing option with respect to his account; as a result, the plan administrator included Company shares in the rebalancing of Mr. Faulkner’s account and erroneously sold shares of Company stock held in such account on two occasions – one in September and again in December of 2009 – notwithstanding the fact that Mr. Faulkner’s name was on a restricted list furnished to the Plan Administrator for all executive officers with respect to such accounts. Mr. Faulkner filed a Form 4 correcting the omission when he discovered the administrator’s error.

Management Succession

At least annually, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting a successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions Between the Company and Directors and Officers

The Company’s Compensation Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Company’s Compensation Committee for review. If required and appropriate under the circumstances, the Compensation Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Compensation Committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Compensation Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 26, 2009 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 114.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 26, 2009, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman

J. Don Brock

Lowry F. Kline

Walter W. Hubbard

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to Mr. Murrey’s biographical information as set forth in the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the board of directors sets compensation for the Company’s executive officers. Decisions made by the Committee are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of three independent directors chosen annually by the Board.

Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, receives advice and information from professional compensation consultants. The Committee did not employ consultants during 2009.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured in a manner consistent with the 2007-2011 Incentive Plan, discussed below, so that a significant portion of each executive’s potential, annual compensation may consist of equity awards. Such awards are generally designed to provide each executive compensation the value of which is tied to increases in the value of the Company’s common stock.

For 2009, each executive officer’s compensation consisted of base salary, the opportunity to earn both a cash incentive award and awards of restricted stock, and a grant of non-qualified stock options. Each executive officer also received customary retirement plan benefits and other customary employment benefit, as in prior years.

Salary Reductions and Management Changes for 2009. At the beginning of 2009, the Committee reviewed an across the board reduction in executive officer’s base salaries equal to between 10 and 15% of such compensation. The Named Executive Officers affected by these reductions were: Daniel K. Frierson, Gary A. Harmon, Jon A. Faulkner, D. Kennedy Frierson, Paul B. Comiskey, Kenneth L. Dempsey and Craig S. Lapeere. In the third quarter of 2009, D. Kennedy Frierson was appointed to serve as the Company’s Chief Operating Officer, and Paul B. Comiskey was appointed to serve as the Company’s Vice President and President of the Company’s Residential Carpet Division. In recognition of these changes, Mr. Kennedy Frierson’s base salary was then set at $260,000 and Mr. Comiskey’s salary was set at $250,000 (having been previously decreased in accordance with the salary reduction plan). Also, during the year, Mr. Gary A. Harmon retired. Mr. Jon A. Faulkner was appointed the Company’s Chief Financial Officer, to replace Mr. Harmon. Mr. Faulkner’s base salary was then set at $211,500.

Potential Incentive Awards. In creating the incentive plan for 2009, the Compensation Committee determined that in light of the uncertain economic environment, any cash incentive should be wholly discretionary and determined by the Committee following year end, with the Committee free to consider such factors at the time of its deliberations as it deemed relevant. In accordance with its discretion, the Committee made the following cash incentive award: Mr. Paul B. Comiskey was awarded a cash bonus of $50,000 following the end of the year, on recognition of the performance of Dixie Home, for which he had primary responsibility during 2009.

Primary Long-Term Incentive Share Awards and Career Shares.

In accordance with the past practice, the incentive plan developed for 2009 provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Share Awards. Receipt of the Primary Long-Term Incentive Share Awards was made contingent on the Company’s achieving profitable operations for the year. Accordingly, no Primary Long-Term Incentive Share Awards were granted. Career Share Awards were not made contingent on Company profitability; such Awards were granted in 2010 for 2009, as described more fully below and in the footnotes to the tables accompanying this report under Executive Compensation Information.

The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares to each executive officer, in value equal to 35% of the executive’s base salary as of the beginning of 2009 plus any cash incentive award paid for such year. Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year. In accordance with the Company’s practice, any such award, if earned, would be granted in 2010.

When the Committee adopted the incentive plan for 2009, it determined that any award granted under the plan consisting of the Company’s Common Stock or Class B Common Stock would be granted subject to a minimum value per share of $5.00. This minimum value limit was applied to the Career Share Awards granted in 2010 with respect to 2009 and was set as the exercise price for the option awards made during 2009.

The Career Share Awards granted in 2010 with respect to 2009 vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained such shares for 24 months following the grant date. Awards granted to a participant who is age 60 or is already age 60 or older, vest ratably over the stated vesting or retention period of such awards. Additionally, Career Share Awards are subject to accelerated vesting or forfeiture under certain conditions as follows: Death, disability or a change in control will result in immediate vesting of Career Share Awards; termination without cause will also result in immediate vesting of Career Share Awards; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; upon retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares subject to the awards.

Special Conditions

As stated above, grant of the Primary Long-Term Incentive Share Awards was made contingent on the Company’s achieving a positive income from continuing operations. No award of Primary Long-Term Incentive Shares was made for 2009.

The Career Share Awards were not contingent on Company profitability. Such awards were granted in 2010 with respect to 2009, as follows: Mr. Daniel K. Frierson – 22,400 shares, Mr. Jon A. Faulkner – 8,800 shares, Mr. D. Kennedy Frierson – 9,200 shares, Mr. Paul B. Comiskey – 10,000 shares, Mr. Kenneth L. Dempsey – 10,200 shares, Mr. Craig S. Lapeere – 10,800 shares. The number of such shares was determined by application of the $5.00 per share minimum value described above.

Option Awards. In November 2009, the Committee elected to make awards of non-qualified stock options to each executive officer, including the Named Executive Officers, under the 2006 Stock Awards Plan. Such options were granted in recognition of the fact that no equity-based incentive award had been made to the

Company’s executive officers for 2008, and no Long Term Incentive Share Award would likely be made to the Company’s executive officers for 2009. The non-qualified options were issued with an exercise price of $5.00 per share (substantially above the market price of the Company’s Common Stock on the date of issuance), as follows: Daniel K. Frierson – options to acquire 50,000 shares; Jon A. Faulkner – options to acquire 11,000 shares; D. Kennedy Frierson – options to acquire 22,000 shares; Paul B. Comiskey – options to acquire 18,000 shares; Kenneth L. Dempsey – options to acquire 12,000 shares. Such options, as shown in the Grant of Plan Based Awards, were issued with a term of 10 years.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2009, no Company contribution was made to either plan. Although participants may receive additional contributions from the Company based (primarily) on the Company’s return on equity, such contributions are discretionary and no such additional contributions were made for 2009.

Compensation Considerations for 2009. As described above, the base salaries of the Company’s executive officers were adjusted to reflect the difficult and uncertain economic environment faced by the Company. Additionally, the Committee made any incentive cash compensation discretionary, and eliminated, for 2009, the profitability requirement for Career Share Awards. The term of outstanding underwater options was extended as described below, and the term of the Chief Executive Officer’s Restricted Stock Award was extended and modified, also as discussed below. Finally, all executive officers received non-qualified stock options, as described more fully below and in the accompanying tables.

The tax effect of possible forms of compensation on the Company and on the executive officers is generally a factor considered by the Committee in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. For 2009, the Committee considered the tax effects of the grant of cash incentives and equity incentive awards that do not qualify as “incentive compensation” under Section 162m of the Internal Revenue Code and concluded that no executive would have compensation that exceeded the applicable threshold.

The Committee also considered carefully the accounting effect of extending the term of underwater stock options and the restricted stock award and concluded that any cost to be borne by the Company as a consequence of such actions would be immaterial.

2007-2011 Incentive Compensation Plan. In March 2006, the Compensation Committee approved the 2007-2011 Incentive Compensation Plan, pursuant to which annual incentive plans are developed and annual incentive compensation awards may be made to key executives (including the executive officers named in the accompanying compensation tables) of the Company based on results achieved by the Company. The material terms of the performance goals of the plan were approved by the Company’s shareholders at the 2006 Annual Meeting. Awards granted under the Plan may be treated as performance-based compensation under relevant Internal Revenue Code regulations and may allow the Company to take a federal income tax deduction for the related compensation expense if such awards are based on one or more of the approved performance goals.

The plan is administered by the Compensation Committee which determines the type, range of potential awards and performance criteria for determining awards.

Both cash incentive awards and stock based incentive awards may be made under the plan. Performance goals of awards made under the 2007-2011 plan may include one or more of the following criteria determined annually in the discretion of the Committee: minimum annual levels of profitability; corporate and/or business unit operating income levels, total shareholder return, return on capital; return on equity; pre-tax earnings; after-tax earnings, earnings growth, operating income; EBIT; operating profit; earnings per share and return on investment or working capital, any one or more of which criteria may be measured with respect to the Company or any one or more of its subsidiaries or business units.

For purposes of the plan, EBIT is defined as Operating Income, as determined in accordance with GAAP, adjusted for any unusual or one-time expenses determined in the discretion of the Compensation Committee.

As discussed above, an annual incentive plan is generally developed within the structure provided by the 2007-2011 Incentive Compensation Plan.

Termination Benefits. As discussed above under Special Conditions to Awards, the Company’s restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participants.

Upon retirement of the Participant, all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year end, Daniel K. Frierson and Craig S. Lapeere were the only Named Executive Officers eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 15,859 shares and $38,855. For Mr. Lapeere the shares vested would have been 10,722, valued at $25,244. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock which was $2.45/share. Vesting of the restricted stock award made in 2006 to Mr. Frierson of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock is contingent, in all events other than a change-in-control, on meeting the market condition of the award prior to June 6, 2014. Upon Mr. Harmon’s retirement an aggregate of 4,695 shares, valued at $13,733 and previously awarded as Career Shares and Long Term Incentive Shares, vested on October 30, 2009, in accordance with the terms of such Awards. In addition, Mr. Harmon entered into a two year consulting agreement with the Company, dated July 27, 2009, described more fully in footnote 3 of the “All Other Compensation” table.

No termination benefit was paid to or accrued for any executive officer named in the accompanying tables in the fiscal year ended December 26, 2009.

Extended Term for Certain Stock Options

On March 3, 2009, the Committee extended the term of all remaining outstanding underwater options granted under the Company’s 2000 Stock Incentive Plan, so that the affected options would be exercisable for a term expiring three years beyond the original termination date. All such options had exercise prices that were substantially in excess of the market price for the Common Stock underlying the options as of the date of the Committee’s action. The Committee took this action in recognition of the fact that no Primary Long Term Incentive equity awards would be made for 2009, and no equity awards had been made for 2008. The Committee believes that this action will permit the modified options to serve as a continuing incentive for the affected option holders. The Company recognized for 2009 additional compensation expense with respect to such affected options in an amount equal to the incremental fair value of the awards as recorded for financial statement reporting purposes, as of the date of modification of the options. The additional compensation expense recognized with respect to each executive officer named in the accompanying tables holding options affected by the Committee action, is as follows: Daniel K. Frierson – $1,579; Gary A. Harmon – $500; Jon A. Faulkner –$1,200; Kenneth L. Dempsey – $543; and Craig S. Lapeere – $38.

Extended Term for Chief Executive Officer’s Restricted Stock Award

On May 20, 2009, the Committee extended the term of the Restricted Stock Award initially granted to Daniel K. Frierson, the Company’s CEO on June 6, 2006, pursuant to the Company’s 2006 Stock Awards Plan, and it extended the time during which the market condition of such Award may be met. The market condition which must be met provides that vesting of the shares subject to the award is contingent on the market price of the Company’s Common Stock trading at or above $18.225 for a 20 consecutive trading day period during the term of the award. Pursuant to the amendments, the term has been extended to June 6, 2014 and the time during which the market condition may be met has been extended to June 6, 2014. Conforming changes to the provisions of the Award relating to vesting on an involuntary termination or change in control were also made. The Committee believes that this action will permit the modified Award to serve as a continuing incentive for Mr. Frierson. The Company recognized additional compensation expense with respect to the modified Award in an amount equal to the incremental fair value of the Award as recorded for financial statement reporting purposes, as of the date of modification of the Award. The additional compensation expense recognized with respect to such modification in 2009 was $6,137 and the aggregate incremental grant date fair value of the award computed in accordance with the stock compensation rules used for financial statement reporting purposes is $41,375.

Proposed Increase in Shares Subject to the 2006 Stock Awards Plan

As discussed in more detail below with respect to Proposal Two, the Committee has recommended and the Board of Directors has approved the amendment and restatement of the Dixie Group, Inc. 2006 Stock Awards Plan to increase the maximum number of shares of Common Stock that may be issued under the Plan by 500,000 shares from 800,000 to 1,300,000 shares. Amendment and restatement of the plan is included herein as Proposal Two and is submitted to Shareholders for their approval at this year’s annual meeting of Shareholders. If approved, such additional shares would be available for issuance as awards under the 2006 Stock Awards Plan as well as the annual incentive plans developed by the Committee pursuant to the 2007-2011 Incentive Compensation Plan. For a more complete discussion of the proposed amendment and restatement of the 2006 Stock Awards Plan see, “PROPOSAL TWO – APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2006 STOCK AWARDS PLAN”.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

Lowry F. Kline, Chairman

John W. Murrey, III

Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 29, 2007 and December 27, 2008, and December 26, 2009 to (i) the Company’s Chief Executive Officer; (ii) the Company’s current and former Chief Financial Officer; and (iii) the four other most highly compensated executive officers who served as such during the fiscal year ended December 26, 2009 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($) (f)(4)	Non-Equity Incentive Plan Compensation ($) (g)(5)	Nonqualified Compensation Earnings ($) (h)(6)	All Other Compensation ($) (i)(7)	Total (j)
Daniel K. Frierson,	2009	$490,000	$—	$41,375	$46,579	$—	$206,952	$7,469	$792,375
Chief Executive Officer	2008	560,000	—	331,308	7,190	—	—	34,065	932,564
	2007	560,000	—	274,995	—	66,600	—	24,606	926,201

Gary A. Harmon,	2009	162,542	—	—	500	—	187,734	32,418	383,193
Chief Financial Officer (Retired effective September 2009)	2008	235,000	—	139,013	2,004	—	—	10,096	386,113
	2007	235,000	—	118,252	2,963	27,900	29,003	9,249	419,404

Jon A. Faulkner,	2009	205,042	—	—	11,000	—	107,680	2,003	325,825
Vice-President, Chief Financial Officer	2008	220,000	—	129,398	504	24,000	—	9,341	383,243
	2007	220,000	—	112,746	—	—	21,777	8,677	363,200

D. Kennedy Frierson,	2009	219,667	—	—	19,800	—	59,399	34,623	333,489
Vice-President, Chief Operating Officer	2008	230,000	—	129,363	338	82,003	—	9,138	377,038
	2007	225,000	—	123,745	—	55,000	16,720	10,221	430,686

Paul B. Comiskey,	2009	239,583	50,000	—	16,200	—	366	2,331	308,497
Vice-President, President Residential Carpet Division	2008	250,000	—	140,358	—	—	—	12,255	402,793
	2007	250,000	66,300	—	—	8,700	—	6,784	331,784

Kenneth L. Dempsey,	2009	233,750	—	—	11,343	—	20,286	2,418	267,797
Vice-President, President Masland Contract	2008	255,000	—	150,223	2,525	—	—	10,943	418,691
	2007	255,000	—	126,498	—	28,500	—	10,128	420,126

Craig S. Lapeere,	2009	248,625	—	—	38	—	72,665	2,596	323,923
Vice-President and President Fabrica International until August 2009, currently Western Regional Vice President	2008 2007	270,000 270,000	— —	199,246 167,756	1,290 —	— 145,000	— —	15,006 12,228	485,542 594,984

1.	Includes all amounts deferred at the election of the Named Executive Officer.

2.

Mr. Comiskey received a cash bonus paid in 2010 in the amount of $50,000 in recognition of the performance of Dixie Home, for which he had primary responsibility during 2009, and a cash bonus in the amount of $66,300 in 2007 intended to compensate him for the approximate amount foregone by him when he agreed to become employed by the Company.

3.	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers.

4.

Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of option awards to the Named Executive Officers, plus the incremental fair value calculated in accordance with FASB ASC Topic 718 of options the terms of which were extended, determined as of the date of such extension.

5.	For 2007, includes cash incentives earned based on results for 2007, but paid in 2008. No cash incentive was earned for 2008 or 2009.

6.

Amounts presented represent above-market earnings on compensation deferred on a basis that is not tax qualified in the Company’s nonqualified deferred compensation plans. For purposes of this table, “above-market” earnings is the portion of actual earnings that exceeds 120% of the applicable federal long-term rate, with compounding as prescribed under relevant sections of the Internal Revenue Code. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented. For the combined years of 2008 and 2009, the aggregate nonqualified deferred compensation earnings were a loss of $193,771 for Mr. Daniel Frierson, a loss of $34,210 for Mr. Harmon, a loss of $22,137 for Mr. Faulkner, a loss of $49,636 for Mr. Kennedy Frierson, a gain of $303 for Mr. Comiskey, a loss of $16,434 for Mr. Dempsey and a loss of $52,755 for Mr. Lapeere.

7.	The following is a summary and quantification of all amounts included in column (i):

All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contribution Plans ($) (c)	Insurance Premiums ($) (d)	Other ($) (e)(1)(2)(3)		Total Perquisites and other Benefits ($) (f)(4)
Daniel K. Frierson	2009	$—	$3,009	$5,000		$7,469
	2008	18,798	2,925	12,342		34,065
	2007	16,800	2,884	4,922		24,606

Gary A. Harmon	2009	—	2,418	30,000	(3)	32,418
	2008	7,887	2,209	—		10,096
	2007	7,050	2,199	—		9,249

Jon A. Faulkner	2009	—	2,003	—		2,003
	2008	7,320	2,021	—		9,341
	2007	6,660	2,077	—		8,677

D. Kennedy Frierson	2009	—	2,202	32,421		34,623
	2008	7,146	1,992	—		9,138
	2007	8,400	1,821	—		10,221

Paul B. Comiskey	2009	—	2,331	—		2,331
	2008	9,750	2,505	—		12,255
	2007	4,375	2,409	—		6,784

Kenneth L. Dempsey	2009	—	2,418	—		2,418
	2008	8,505	2,438	—		10,943
	2007	7,650	2,478	—		10,128

Craig S. Lapeere	2009	—	2,596	—		2,596
	2008	12,450	2,556	—		15,006
	2007	9,750	2,478	—		12,228

[1].	The amount presented for Daniel K. Frierson is the incremental cost to the Company of personal use of Company aircraft.

[2].

The amount presented for D. Kennedy Frierson represents reimbursement for relocation expenses incurred in 2009. Similar benefits were provided to all salaried company associates that relocated at the Company’s request in 2009.

[3].

The amount shown for Mr. Harmon represents payments made to him subsequent to his retirement pursuant to the Consulting Agreement and Non-Compete Agreement dated July 27, 2009 entered into by and between Mr. Harmon and the Company upon his retirement. The agreement provides for 24 payments of $10 thousand each, payable monthly to Mr. Harmon (subject to acceleration and payment in a lump sum under certain circumstances specified in the agreement) and requires that Mr. Harmon provide consulting services to the Company for a period of 2 years beginning October 2009. Additionally, during the term of the agreement. Mr. Harmon agrees not to compete, directly or indirectly with the Company.

[4].	No Named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

The following table presents information concerning all grants of plan-based awards to the Named Executive Officers in 2009. No equity or non-equity awards were granted to the Named Executive Officers during 2009 pursuant to the 2009 Incentive Compensation Plan; however, options were granted under the 2006 Stock Awards Plan to the Named Executive Officers, the term of certain options issued under the Company’s 2000 Stock Incentive Plan were extended, and the term of an outstanding award of restricted stock to the Company’s Chief Executive Officer was extended, all as shown below:

Grants of Plan-Based Awards

Name (a)	Grant Date (b)		All Other Stock Awards; Number of Shares of Stock or Units (i)	All Other Option Awards; Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)(1)(2)
Daniel K. Frierson	11/04/09		—	50,000	$5.00	$45,000
	05/02/09	*	125,000		—	41,375
	03/03/09	*	—	44,287	6.96	1,329
	03/03/09	*	—	5,000	4.78	250

Gary A. Harmon	03/03/09	*	—	10,000	4.78	500

Jon A. Faulkner	11/04/09		—	11,000	5.00	9,900
	03/03/09	*	—	24,000	4.60	1,200

D. Kennedy Frierson	11/04/09		—	22,000	5.00	19,800
	03/03/09	*	—	12,000	12.56	0

Paul B. Comiskey	11/04/09		—	18,000	5.00	16,200

Kenneth L. Dempsey	11/04/09		—	12,000	5.00	10,800
	03/03/09	*	—	13,917	6.96	418
	03/03/09	*	—	2,500	4.78	125

Craig S. Lapeere	03/03/09	*	—	1,250	6.96	38

*	Date of extension of option term. Original grant dates are set forth in Note 2, below.

[1].

The amount set forth in the table reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718, with respect to the awards granted November 4, 2009. Amounts also include the incremental fair value of certain outstanding options, the terms of which were extended on March 3, 2009, determined in accordance with FASB ASC Topic 718, as described more fully in Note 2, below.

[2].

The Committee action extending the terms of the affected options occurred on March 3, 2009. The options affected were initially granted as follows: February 5, 2002 – exercise price $4.60, May 2, 2002 – exercise price $6.96, August 12, 2002 – exercise price $4.78, and April 20, 2004 – exercise price $12.56. The amount set forth in the table includes the aggregate incremental fair value, as calculated for financial statement reporting purposes, with respect to the options whose terms were extended as of March 20, 2009.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)(1)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($) (j)(3)
	Exercisable (b) (#)	Unexercisable (c) (#)
Daniel K. Frierson	—	—	—	$—	—	—	$—	21,129	$51,766
	—	—	—	—	—	—	—	6,389	15,653
	—	—	—	—	—	125,000	306,250	—	—
	44,287	—	—	6.960	5/02/15	—	—	—	—
	5,000	—	—	4.780	8/12/15	—	—	—	—
	50,000	—	—	11.850	8/05/14	—	—	—	—
	31,290	—	—	15.980	12/06/14	—	—	—	—
	60,000	—	—	13.510	12/20/15	—	—	—	—
	—	50,000	—	5.000	11/04/19	—	—	—	—

Gary A. Harmon	10,000	—	—	4.780	8/12/15	—	—	—	—
	15,000	—	—	11.850	8/05/14	—	—	—	—
	1,690	—	—	15.980	12/06/14	—	—	—	—
	5,510	—	—	15.980	12/06/14	—	—	—	—
	15,000	—	—	13.510	12/20/15	—	—	—	—

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)(1)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($) (j)(3)
	Exercisable (b) (#)	Unexercisable (c) (#)
Jon A. Faulkner	—	—	—	$—	—	—	$—	8,320	$20,384
	—	—	—	—	—	—	—	8,146	19,958
	24,000	—	—	4.600	2/05/15	—	—	—	—
	4,098	—	—	15.980	12/06/14	—	—	—	—
	3,102	—	—	15.980	12/06/14	—	—	—	—
	15,000	—	—	13.510	12/20/15	—	—	—	—
	—	11,000	—	5.000	11/04/19	—	—	—	—

D. Kennedy Frierson	—	—	—	—	—	—	—	8,520	20,874
	—	—	—	—	—	—	—	8,146	19,958
	12,000	—	—	12.560	4/20/14	—	—	—	—
	4,113	—	—	17.580	12/06/14	—	—	—	—
	1,887	—	—	15.980	12/06/14	—	—	—	—
	20,000	—	—	13.510	12/20/15	—	—	—	—
	—	22,000	—	5.000	11/04/19	—	—	—	—

Paul B. Comiskey	—	—	—	—	—	8,000	19,600	12,590	30,846
	—	18,000	—	5.000	11/04/19	—	—	—	—

Kenneth L. Dempsey	—	—	—	—	—	—	—	9,593	23,503
	—	—	—	—	—	—	—	9,327	22,851
	13,917	—	—	6.960	5/02/15	—	—	—	—
	2,500	—	—	4.780	8/12/15	—	—	—	—
	15,000	—	—	11.850	8/05/14	—	—	—	—
	5,510	—	—	15.980	12/06/14	—	—	—	—
	9,130	—	—	15.980	12/06/14	—	—	—	—
	20,000	—	—	13.510	12/20/15	—	—	—	—
	—	12,000	—	5.000	11/04/19	—	—	—	—

Craig S. Lapeere	—	—	—	—	—	—	—	13,940	34,153
	—	—	—	—	—	—	—	10,279	25,184
	1,250	—	—	6.960	5/02/15	—	—	—	—
	5,713	—	—	15.980	12/06/14	—	—	—	—
	1,287	—	—	15.980	12/06/14	—	—	—	—
	10,000	—	—	15.520	5/06/15	—	—	—	—
	15,000	—	—	17.330	9/07/15	—	—	—	—
	20,000	—	—	13.510	12/20/15	—	—	—	—

[1].

The expiration date of options expiring on 2/5/2012, 5/2/2012, 8/12/2012 were extended by three years and the expiration date of options expiring 4/20/2009 was extended by five years by action of the Compensation Committee on March 20, 2009. The aggregate incremental fair value of such options, determined in accordance with FASB ASC Topic 718, is disclosed in the table, Grants of Plan-Based Awards.

[2].

125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company’s 2006 Incentive Stock Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the Award is subject to both a service and a market condition. Pursuant to the terms of the award, Mr. Frierson has the right to any dividends declared and paid on such shares and the right to vote such shares from the date of grant. The term of the award to Mr. Frierson was extended to June 6, 2014 and time during which the market condition can be met was extended to June 6, 2014, each by action of the Compensation Committee on May 20, 2009. Mr. Comiskey’s award was granted to him as an inducement for his employment by the Company.

[3].

The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($2.45/share) by the number of shares of unvested restricted stock subject to the award.

The following table sets forth information as to all option exercises and stock vested for the Named Executive Officers for the fiscal year ended December 26, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise ($)(c)	Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($) (e)(1)
Daniel K. Frierson	—	$—	22,993	$25,292
Gary A. Harmon	—	—	16,069	30,219
Jon A. Faulkner	—	—	5,072	5,579
D. Kennedy Frierson	—	—	5,351	5,886
Paul B. Comiskey	—	—	7,444	13,668
Kenneth L. Dempsey	—	—	5,821	6,403
Craig S. Lapeere	—	—	8,416	9,258

[1].	The value realized is calculated as the closing price on the relevant vesting date times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Deferred Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 26, 2009. The Company does not maintain any other non-tax qualified deferred compensation plans. There were no withdrawals or distributions by or to the Named Executive Officers in the fiscal year ended 2009.

Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($) (b)(1)(2)	Registrant Contribution in Last FY ($) (c)(1)(2)	Aggregate Earnings in Last FY ($) (d)(1)(2)(3)	Aggregate Balance at Last FYE ($) (f)
Daniel K. Frierson	$24,500	$—	$238,133	$919,511
Gary A. Harmon	32,508	—	238,411	1,342,144
Jon A. Faulkner	14,353	—	122,456	446,704
D. Kennedy Frierson	14,215	—	67,833	255,923
Paul B. Comiskey	—	—	586	5,313
Kenneth L. Dempsey	—	—	26,355	156,601
Craig S. Lapeere	24,863	—	84,331	347,109

[1].

Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), and also may receive contributions from the Company equal to (up to 3%) of their compensation, and may receive additional contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

[2].

All amounts deferred by the executive are included in the Salary Column of the Summary Compensation Table appearing elsewhere in this Proxy Statement. Amounts contributed by the Company are included in the All Other Compensation column of the table. Earnings on the Company’s Non-Qualified Deferred Compensation Plan are included in the Non-Qualified Compensation Earnings column of the table, but only to the extent that such earnings represent “above market earnings.” See Note 5 to the Summary Compensation Table for a description of such earnings.

[3].	Monies deferred are invested at the direction of participants among a selection of investment vehicles offered by the Plan. Earnings presented represent actual earnings on such investments.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company’s Chief Executive Officer, Daniel K. Frierson, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)	All Other Compensation ($) (g)(3)	Total (h)(3) ($)
J. Don Brock	$25,000	$5,280	$—	$—	$30,280
Paul K. Frierson	26,500	5,280	—	8,589	40,369
Walter W. Hubbard	27,500	5,280	—	—	32,780
Lowry F. Kline	28,750	5,280	—	—	34,030
John W. Murrey, III	29,500	5,280	—	—	34,780

[1].

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable $12,000 in cash and the remainder in Performance Units (subject, for payments made in 2009 and to be made in 2010, to a $5.00 minimum value per unit) under the Directors Stock Plan. As a consequence of the $5.00/unit minimum value, the number of units awarded to the Directors had a market value of $5,280 for 2009. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

[2].

The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of the Performance Units awarded to each non-employee director under the Directors Stock Plan in 2009 was $5,280, as a consequence of the $5.00 minimum value per share applied to equity based awards for the year.

[3].

Mr. Paul K. Frierson is a 50% shareholder in a company which receives commissions from the Company for the sale of yarn, pursuant to an arrangement that has been approved by the Board. The amount presented in the table includes Mr. Frierson’s share of such commissions.

At fiscal year end, each non-employee director held the following outstanding equity awards:

		Stock Options(2)
Name (a)	Performance Units (#) (b)(1)	Number of Securities Underlying Options (c)	Option Exercise Price (d)	Option Expiration Date (e)
J. Don Brock	20,458	2,500	$12.18	02/19/14
		3,000	15.98	12/06/14
		4,000	13.51	12/20/15

Paul K. Frierson	6,300	4,000	13.51	12/20/15

Walter W. Hubbard	6,148	8,000	13.51	12/20/15

Lowry F. Kline	7,448	10,000	12.63	05/06/14
		3,000	15.98	12/06/14
		4,000	13.51	12/20/15

John W. Murrey, III	20,458	2,500	12.18	02/19/14
		3,000	15.98	12/06/14
		4,000	13.51	12/20/15

1.

The performance units represent an equal number of shares of the Company’s common stock. At year-end, the aggregate value of such stock was $148,989, determined by multiplying the number of performance units by the year-end per share market value of the Company’s Common Stock ($2.45/share).

2.	All such options are presently exercisable.

SHAREHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2011 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 19, 2010, to be considered for inclusion in the Company’s proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER SHAREHOLDER PROPOSALS

FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

Management will vote proxies in its discretion with respect to any matter not included in next year’s proxy statement and presented directly at the 2011 Annual Meeting if we either: (a) advise shareowners in the 2011 proxy statement about the nature of the matter and how we intend to vote on such matter; or (b) do not receive notice of the proposal prior to the close of business on January 25, 2011. Notices of intention to present proposals at the 2011 Annual Meeting should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s corporate headquarters, 104 Nowlin Lane, Suite 101, Chattanooga, TN 37421.

PROPOSAL TWO

APPROVE THE AMENDMENT AND RESTATEMENT OF OUR

2006 STOCK AWARDS PLAN

On February 15, 2010, the Compensation Committee recommended and the Board of Directors unanimously approved the amendment and restatement of The Dixie Group, Inc. 2006 Stock Awards Plan (the “Amended and Restated 2006 Plan”). The amendment increases the maximum number of shares of Common Stock we may issue under the Amended and Restated 2006 Plan by 500,0000 shares from 800,000 shares to 1,300,000 shares in connection with the grant of options and/or other stock-based or stock-denominated awards. The Compensation Committee and the Board of Directors recommended that the amendment and restatement of the Amended and Restated 2006 Plan (the “Amendment”) be submitted to shareholders for approval at the annual meeting. If approved by shareholders at our annual meeting, the amendment and restatement of our Plan will become effective on April 27, 2010. A copy of the Amended and Restated 2006 Plan is attached as Annex A.

The purpose of the Amendment is to make available an adequate number of shares of Common and Class B Common Stock to fund the grant of potential equity awards under the Amended and Restated 2006 Plan including, but not limited to, Primary Long-Term Incentive Awards, Career Share Awards, Option Awards, and

other equity based or denominated awards, through the remaining term of the Amended and Restated 2006 Plan. The Compensation Committee and the Board of Directors feel that this number of additional shares represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important element of our compensation structure. The Committee and the Board reached their decision after considering both the number and types of outstanding equity awards currently issued under the 2006 Plan and the possibility that some portion of those outstanding awards might not ultimately vest.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendment and restatement of our Amended and Restated 2006 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be considered entitled to vote on this item and will therefore not be counted in determining the number of shares necessary for approval.

The Amended and Restated 2006 Plan includes the following features that protect the interests of our shareholders and will continue to include such features if the Amendment is approved:

•	Administration by a Compensation Committee composed entirely of independent directors.

•	A fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

•	Exercise prices must be at least 100% of fair market value on the date of the award.

•	Awards may not be re-priced.

•	The Amended and Restated 2006 Plan sets the maximum number of options and/or SARs that may be granted to any one employee during any fiscal year of the Company at 150,000.

•	No material amendments will be made without the approval of shareholders.

Additionally, the Compensation Committee, as administrator of the Amended and Restated 2006 Plan, has elected to apply a minimum $5.00 per share value to any awards granted in 2010. In the case of options granted in 2010, the minimum exercise price would be set at $5.00 per share.

Description of The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan

The following is a brief description of certain important features of the Amended and Restated 2006 Plan, the full text of which is attached as Annex A. This summary does not purport to be complete and is qualified in its entirety by reference to Annex A, as appropriate. If the proposal to adopt the Amendment is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the additional 500,000 shares available for issuance under the Amended and Restated 2006 Plan.

General. The Amended and Restated 2006 Plan provides for various types of awards denominated in shares of Common Stock and/or Class B Common Stock to employees, officers, non-employee directors and agents of the Company and its participating subsidiaries. The purposes of the Amended and Restated 2006 Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee and director interests with those of our shareholders.

Administration. The Amended and Restated 2006 Plan is administered by the Compensation Committee of the Board. All members of the Compensation Committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the Code.

The Compensation Committee has the authority to administer and interpret the Amended and Restated 2006 Plan, to determine the employees to whom awards will be granted under the Amended and Restated 2006 Plan and, subject to the terms of the Amended and Restated 2006 Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the Amended and Restated 2006 Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), 162(m) and 409A of the Code, as well as other applicable laws and stock exchange rules.

The Committee may delegate some or all of its authority over administration of the Amended and Restated 2006 Plan to one or more officers or directors, except with respect to persons who are Section 16(a) officers or covered employees (as defined in the Amended and Restated 2006 Plan).

Eligibility. All “employees” of the Company – within the SEC’s broad definition set forth in the instructions to the Form S-8 registration statement, which includes employees, officers, directors and (subject to certain restrictions) consultants and advisors to the Company – are eligible to receive awards under the Amended and Restated 2006 Plan. Participation is discretionary – awards are subject to approval by the Compensation Committee.

Shares Subject to the Plan. The maximum number of shares of Common Stock and/or Class B Common Stock that may be subject to awards during the term of the 2006 Plan is currently 800,000 shares. In the event this item is approved, the maximum number of shares of Common Stock and/or Class B Common under the Amended and Restated 2006 Plan will be 1,300,000 shares. The NASDAQ closing price of a share of the Company’s Common Stock on March 8, 2006, was $14.76. The NASDAQ closing price of a share of the Company’s Common Stock on March 1, 2010 was $2.66.

The maximum number of shares of Common Stock that may be issued under the Amended and Restated 2006 Plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a subsidiary. Additionally, shares used by a participant to exercise an option, and shares withheld by the Company to cover the withholding tax liability associated with the exercise of an option or other award are not counted toward the maximum number of shares that may be issued under the Amended and Restated 2006 Plan and, accordingly, will not reduce the number of shares that will be available for future awards.

Shares of Common Stock and/or Class B Common Stock issued in connection with awards under the Amended and Restated 2006 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the Amended and Restated 2006 Plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the Amended and Restated 2006 Plan. Shares subject to outstanding awards granted under other plans shall not be subject to future issuance under the Amended and Restated 2006 Plan, if such awards are forfeited, canceled, terminated or expire prior to the issuance of shares.

Limit on Awards. The aggregate number of shares of Common Stock and/or Class B Common Stock subject to awards of stock options and stock appreciation rights that may be granted to any one participant during any fiscal year of the Company may not exceed 150,000.

Proportional Exercise for Common Stock and Class B Common Stock. All awards granted under the Amended and Restated 2006 Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such award; provided, however, that any participant who owns shares of the Company’s Class B Common Stock shall be entitled to elect, on the election date applicable to any award, to receive a portion of such award in shares of Class B Common Stock in an amount no greater than the proportion of Class B Common Stock then held by such participant.

Types of Awards. The following types of awards may be granted under the Amended and Restated 2006 Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Amended and Restated 2006 Plan. The number of shares subject to any award shall be determined by the Compensation Committee, in its discretion. At the discretion of the Compensation Committee, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee and set forth in the participant’s Award Agreement. Awards which vest in less than six (6) months from the date of grant may be made to employees who are exempt from the overtime pay provisions of the Federal Fair Labor Standards Act.

Restricted Stock. A restricted stock award is an award of outstanding shares of Common Stock and/or Class B Common Stock that does not vest until after a specified period of time, or upon the satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to an award of restricted stock during the vesting period, and are also generally entitled to vote the shares underlying their awards.

Stock Unit. A stock unit is an award denominated in shares of Common Stock and/or Class B Common Stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the Compensation Committee.

Stock Payment. The Compensation Committee may issue unrestricted shares of Common Stock and/or Class B Common Stock under the Amended and Restated 2006 Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Non-Qualified Stock Options. An award of a non-qualified stock option under the Amended and Restated 2006 Plan grants a participant the right to purchase a certain number of shares of Common Stock and/or Class B Common Stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by shareholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of the Company on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in cash or, if permitted by the Compensation Committee, by tendering shares of Common Stock and/or Class B Common Stock owned by the participant and acquired at least six (6) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of Common Stock and/or Class B Common Stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised – that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Stock Appreciation Rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of the Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of the Common Stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Common Stock and/or Class B Common Stock. Participants who are subject to United States federal income tax may not be awarded an SAR if such grant constitutes deferred compensation within the meaning of Section 409A of the Code.

Prohibition Against Re-pricing. The Amended and Restated 2006 Plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Additional Forfeiture Provisions. Awards granted under the Amended and Restated 2006 Plan are subject to forfeiture if, after a termination of employment, the participant engages in certain activities that breach an obligation or duty of the participant to the Company, or that are materially injurious to or in competition with the Company.

Deferrals. The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines, but not in contravention of Section 409A of the Code. In addition, the Compensation Committee may, but not in contravention of Section 409A of the Code, determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent the Company or any subsidiary from being denied a United States federal income tax deduction under Section 162(m) of the Code with respect to an award granted under the Amended and Restated 2006 Plan.

Non-Transferability. During the vesting period, awards granted under the Amended and Restated 2006 Plan are not transferable other than by will or the laws of descent and distribution, and the shares underlying any award are not transferable until they have been issued and all applicable restrictions have either lapsed or been waived by the Compensation Committee. However, the Compensation Committee may permit non-qualified stock options, or shares issued as a result of an option exercise that are subject to a restriction on transferability, to be transferred one time to a participant’s immediate family member or a trust for the benefit of a participant’s immediate family members. During a participant’s lifetime, all rights with respect to an award may be exercised only by the participant (or, if applicable pursuant to the preceding sentence, by a permitted transferee).

Adjustments. Subject to certain limitations, the maximum number of shares available for issuance under the Amended and Restated 2006 Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee may be adjusted by the Compensation Committee if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment. The Committee, however, may not amend an outstanding award for the sole purpose of reducing its exercise price.

Change of Control. Upon a “Change of Control,” as defined in the Amended and Restated 2006 Plan, the Compensation Committee, may, in its discretion and as it deems appropriate as a consequence of such Change in Control, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Change in Control. Any such actions that would cause the Amended and Restated 2006 Plan to become subject to Section 409A of the Code, however, generally may not be taken unless the Compensation Committee affirmatively determines to subject the Amended and Restated 2006 Plan to all of the requirements of Section 409A.

Amendment and Termination. The Amended and Restated 2006 Plan may be amended or terminated by the Compensation Committee at any time, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which the Company’s shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval, and, provided further, that no amendments to the Amended and Restated 2006 Plan will permit the Company to re-price any outstanding awards. A termination, suspension or amendment of the Amended and Restated 2006 Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant’s written consent.

New Plan Benefits Under the Amended and Restated 2006 Plan. Future benefits under the Amended and Restated 2006 Plan, as amended, are not currently determinable; however, the benefits to any director, officer or employee from future equity awards will not increase solely because of the adoption of these amendments to the

Amended and Restated 2006 Plan increasing the aggregate number of shares available for equity awards. The amounts and terms of any future awards under the Amended and Restated 2006 Plan, as well as the participants to which such awards may be made, depends on the discretionary decisions of the Compensation Committee. The Amended and Restated 2006 Plan was in effect during 2009 and pursuant to the Plan non-qualified stock options were issued to the Named Executive Officers as set forth in Column (f) of the Summary Compensation table and Compensation Discussion and Analysis—Option Awards included elsewhere in this Proxy Statement. Additionally, an award of Career Shares was granted in 2010 pursuant to the Plan to the Named Executive Officers employed by the Company on the grant date (March 2, 2010), as follows: Daniel K. Frierson—22,400 shares; D. Kennedy Frierson—9,200 shares; Paul B. Comiskey—10,000 shares; Kenneth L. Dempsey—10,200 shares; Jon A. Faulkner—8,800 shares; Craig S. Lapeere—10,800 shares, and all executive officers as a group—92,940 shares. No award of Long Term Incentive Shares was granted to the Named Executive Officers or to the Company’s other executive officers under the Plan during 2009.

An award of Career Shares and Long Term Incentive Shares may be granted pursuant to the Amended and Restated 2006 Plan, as amended, in 2011 under the Company’s incentive plan adopted for 2010; however, the number of shares that may be granted as Career Shares and Long Term Incentive Shares under the incentive plan adopted for 2010 is not presently determinable, because such number depends on whether or not the performance goals adopted under the plan have been met (among other conditions), and such determination will not be made until the first quarter of 2011. The maximum number of shares that could be issued if the relevant performance goals were met is as follows: 338,630 (determined by giving effect to the application of a $5.00 minimum per-share value).

The following table provides information as of February 15, 2010 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of the outstanding options warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plan approved by security holders	978,090	(1)	$10.54	(2)	239,352

(1)	Does not include 281,656 shares of unvested Common Stock pursuant to restricted stock grants under our 2006 Stock Awards Plan, with a weighted-average grant date value of $11.23 per share.

(2)

Includes the aggregate weighted-average of (i) the exercise price per share for outstanding options to purchase 778,278 shares of Common Stock under our 2000 Stock Incentive Plan and 139,000 shares of Common Stock under our 2006 Stock Awards Plan and (ii) the price per share of the Common Stock on the grant date for each of 60,812 Performance Units issued under the Directors’ Stock Plan (each unit equivalent to one share of Common Stock).

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Amended and Restated 2006 Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock. A participant generally will not be taxed at the time a restricted stock award is granted, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the grant date. If a restricted stock award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which generally is subject to the same rate as capital gains income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of restricted stock. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Stock Units. A participant will generally not recognize taxable income on the grant of a stock unit award. Subsequently, when the terms and conditions prescribed by the Compensation Committee for payment of the award have been satisfied and settlement is made in either cash or stock, the participant will recognize ordinary income equal to the amount of any cash received and the fair market value of any shares of the Company’s Common Stock received as of the date of such settlement, reduced by the amount (if any) that the participant is required to pay to exercise the award. Any dividend equivalents paid on the unvested stock unit awards are taxable as ordinary income when paid to the participant.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of stock units. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Stock Awards. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.

Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO, nor within one year from the date of exercise, the participant will be entitled to treat any gain or loss related to the exercise of the ISO as capital gain or loss (instead of ordinary income), and the Company will not be entitled to a deduction by reason of the grant or exercise of the ISO. The amount of the gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income taxable to a participant as a result of any disqualifying disposition.

Stock Appreciation Rights (SARs). Generally, participants will not recognize taxable income upon the grant of a SAR under the Amended and Restated 2006 Plan. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the aggregate value received (i.e., the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise, multiplied by the number of SARs being exercised), regardless of whether payment of the SAR is made in cash or stock. If the Company issues stock in payment of all or a portion of the value received from exercise of the SAR, the participant will recognize ordinary income in the amount described above regardless of whether the shares of Common Stock and/or Class B Common Stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in any shares received upon exercise of a SAR will be equal to the ordinary income attributable to that portion of the exercise that was paid in stock, plus the amount (if any) the participant paid in connection with the exercise of that portion of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant with respect to an award of SARs.

Withholding. The Company retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Amended and Restated 2006 Plan.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code limits the deduction to the Company for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance – based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The Amended and Restated 2006 Plan is designed so that options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments”. The accelerated vesting of awards under the Amended and Restated 2006 Plan upon a change of control of the Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.

The Board of Directors recommends that you vote in favor of Proposal Two.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS FOR 2010

The firm of Ernst & Young LLP served as independent registered public accountants for the Company for fiscal year 2009. Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Ernst & Young LLP to serve as its independent registered public accountants for its 2010 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote in favor of Proposal Three. In the event that the Company’s shareholders do not ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal 2010, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2010.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2008 and 2009:

	2009	2008
Audit Fees (1)	$730,000	$755,000
All Other Fees	—	—

Total:	$730,000	$755,000

(1)

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, audit of management’s assessment of internal controls over financial reporting, audit of the effectiveness of internal controls over financial reporting, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the of the fiscal year 2008 or fiscal year 2009 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson

Chairman of the Board

Dated: March 9, 2010

ANNEX A

THE DIXIE GROUP, INC. AMENDED AND

RESTATED 2006 STOCK AWARDS PLAN

1. Purpose

The purposes of The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan (the “Plan”) are to (i) attract and retain Employees (as defined in Section 3, below, which definition includes non-employee directors) by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those Employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and (iii) align Employees’ long-term financial interests with those of the Company’s stockholders.

2. Effective Date

The Plan will become effective on March 2, 2010, subject to its approval by the stockholders of the Company at the Company’s annual meeting to be held on April 27, 2010. The Company will no longer make awards under the Prior Plan.

3. Definitions

“Award” shall mean an Option, SAR or other form of Stock Award granted under the Plan.

“Award Agreement” shall mean the paper or electronic document entered into between the Company and a Participant evidencing an Award granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder. All references to sections of the Code, or to any such rules and regulations, shall be deemed to include any successor provisions thereto that may hereafter be adopted.

“Committee” shall mean the Compensation Committee of the Board, the members of which shall satisfy the requirements of Rule l6b-3 of the 1934 Act and who shall also qualify, and remain qualified as “outside directors,” as defined in Section 162(m) of the Code.

“Common Stock” shall mean the common stock of the Company.

“Class B Common Stock” shall mean the Class B Common Stock of the Company.

“Company” shall mean The Dixie Group, Inc., a Tennessee corporation.

“Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m) of the Code.

“Election Date” shall have the meaning set forth in Section 6(h).

“Employee” shall mean all directors of the Company, and salaried employees of the Company and its Subsidiaries.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the average high and low price of a share of Common Stock as quoted on NASDAQ, or on any national securities exchange on which the shares of Common Stock are then listed, on the trading date immediately preceding the date on which the Option or the SAR was granted, or such value as may be determined by the Committee on any other reasonable basis consistently applied in accordance with applicable law, including without limitation Code Section 409A and all other applicable provisions of the Code. In light of the conversion feature of Class B Common Stock, which is not publicly traded, the Fair Market Value of Class B Common Stock shall be deemed to be identical to that of Common Stock for any given date.

“FLSA” shall mean the Fair Labor Standards Act of 1938, as amended, including any rules and regulations promulgated thereunder. All references to sections of the FLSA, or to any such rules and regulations, shall be deemed to include any successor provisions thereto that may hereafter be adopted.

“ISO” shall mean an incentive stock option, as defined in Section 422 of the Code, that is granted to a Participant.

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

“Non-Employee Director” shall mean any member of the Board who is not an employee of the Company or of an affiliated Company.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a) and Section 7(d). The term “Option” as used in this Plan includes the terms “Nonqualified Stock Option” and “ISO”.

“Participant” shall mean an Employee who has been granted an Award under the Plan.

“Plan Administrator” shall have the meaning set forth in Section 10.

“Prior Plan” shall mean the Dixie Group, Inc. Stock Incentive Plan, as amended.

“Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii) and Section 7(d) and in the Participant’s Award Agreement.

“SAR” shall mean the right that a Participant has in the appreciation in the value of a hypothetical share of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b) and Section 7(d) and in the Participant’s Award Agreement.

“SAR Unit” shall mean a basic unit of measurement of a conditional right that a Participant has in the appreciation in value of a hypothetical share of Common Stock as provided in this Plan and in the Participant’s Award Agreement.

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Stock Award” shall have the meaning set forth in Section 7(c)(i).

“Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii) and Section 7(d) and in the Participant’s Award Agreement.

“Stock Unit” shall mean a basic unit of measurement of a conditional right that a Participant has in the value of a hypothetical share of Common Stock that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv) and Section 7(d) and in the Participant’s Award Agreement.

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, provided that (i) in the case of Awards other than ISOs, such entity satisfies all applicable requirements for the Company to be treated as the “service recipient” under Section 409A of the Code for purposes of Awards granted to Employees of such entity and (ii) in the case of ISOs, such entity satisfies all applicable requirements to be considered a “subsidiary” of the Company for purposes of Section 424(f) of the Code.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4. The Committee

(a) Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. Each member of the Committee, in taking any action pursuant to the Committee’s administrative authority under the Plan, shall be considered to be acting fully in his or her capacity as a director of the Company. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, and limitations applicable to Awards, Award programs and the shares of Common Stock or Class B Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting of Awards, accelerate the payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock or Class B Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 4(b), 4(d) and 7(d), and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees.

(b) Administration of the Plan. The administration of the Plan shall be managed by the Committee. Subject to the limitations contained in this Section 4(b) and in Sections 4(d) and 7(d), the Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants. Notwithstanding any other provision herein, any determination, decision, or other action by the Committee that would cause all or any portion of this Plan to be subject to Section 409A of the Code shall be void and without effect unless the Committee expressly acknowledges that one effect of the Committee’s determination, decision, or other action is to cause all or part of the Plan to be subject to Code Section 409A.

(c) Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

(d) Prohibition Against Repricing. Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, or (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

(e) Indemnification. No member of the Committee nor any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates shall be entitled to indemnification and reimbursement from the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such person shall be liable for any action taken or not taken in reliance upon any such advice.

5. Participation

(a) Eligible Employees. Subject to Section 7(a)(i), the Committee shall determine which Employees shall be eligible to receive Awards under the Plan.

(b) Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan is terminated, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which Employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan upon the sale or disposition of such Subsidiary to any person or entity that is not a Subsidiary of the Company shall terminate; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to Participants or to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary, the employees of such Subsidiary shall be deemed to have terminated employment for purposes of the Plan.

6. Available Shares of Common Stock

(a) Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed One Million Three Hundred Thousand (1,300,000) shares of Common Stock.

(b) Termination of New Awards Under Prior Plan. The Board adopted resolutions and the stockholders approved the termination of the Prior Plan with respect to new awards effective as of May 3, 2006.

(c) Forfeited Awards. Awards made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan.

(d) Shares Used to Pay Exercise Price and Taxes. As may be permitted by the Committee, if a Participant pays the exercise price of an Option by surrendering previously owned shares, or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld, and/or surrenders shares or has shares withheld to cover the withholding tax liability associated with an Option exercise or vesting of an Award, shares issued in respect of any Award equal in number to the number of surrendered and/or withheld shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future awards under the Plan.

(e) Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash; or (iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become Employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a Subsidiary.

(f) Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(g), the aggregate number of shares of Common Stock and Class B Common Stock that may be granted to any single individual during any fiscal year of the Company in the form of Options and/or SARs shall not exceed 150,000 shares.

(g) Adjustments. Subject to the limitations set forth below, in the event of any change in the Company’s capital structure on account of any extraordinary dividend, stock dividend, stock split, reverse stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company’s capital structure, the Committee may make such adjustments as it may deem appropriate to (i) the maximum number of shares of Common Stock or Class B Common Stock that may be issued under the Plan as set forth in Section 6(a); (ii) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted pursuant to Section 6(f); (iii) subject to the limitations contained in Section 409A of the Code, the number or kind of shares subject to an outstanding Award; (iv) subject to the limitations contained in Section 4(d) of this Plan and in Section 409A of the Code, the exercise price applicable to an outstanding Award; and/or (v) any measure of performance that relates to an outstanding Award in order to reflect such change in the Common Stock or Class B Common Stock. Any adjustments under this Section 6(g) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act. The Company shall give each Participant notice of an adjustment or substitution hereunder and, upon notice, such adjustment or substitution shall be conclusive and binding for all purposes.

(i) ISOs. Any adjustment to an ISO under this Section 6(g) shall be made only to the extent such adjustment is not a “modification” within the meaning of Section 409A of the Code (unless the Committee expressly acknowledges that one effect of such adjustment is to cause all or part of the Plan to be subject to Section 409A), or within the meaning of Section 424(h)(3) of the Code.

(ii) Other Awards. With respect to all other Awards granted pursuant to this Plan, any adjustment or substitution under this Section 6(g) shall be made only to the extent that such adjustment or substitution would not cause all or any portion of this Plan to be subject to Section 409A of the Code (unless the Committee expressly acknowledges that one effect of such adjustment is to cause all or part of the Plan to be subject to Section 409A).

(iii) Performance-based Compensation. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.

(h) Proportional Exercise for Common Stock and Class B Common Stock. All Awards granted under the Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such Award; provided, however, that any Participant who already owns shares of the Company’s Class B Common Stock prior to exercising any Award granted to him under the Plan shall be entitled to elect to receive shares of both Common Stock and Class B Common Stock with respect to such Award, with the maximum number of shares of Class B Common Stock that the Participant may elect to receive being limited to a number that will not increase the ratio of the number of shares of Class B Common Stock held by the Participant to the total number of shares of Common Stock and Class B Common Stock held by such Participant on the Election Date (as defined below). For any Award which is an ISO, Nonqualified Stock Option or SAR (or portion thereof, in the case of Options or SARs which vest in installments over time), the Election Date shall be the date on which such Award (or any applicable installment) is exercised. For any Award of Restricted Stock, the Election Date shall be the date on which the Award is granted. For any Award of Stock Payments or Stock Units, the Election Date shall be the date on which any shares of Common Stock are to be issued to the Participant in connection with the settlement of such Award. Any Participant who holds shares of Class B Common Stock and fails to effectively make the applicable election as described above will receive only shares of Common Stock with respect to such Award. All references to “Common Stock” in the Plan or in any Award agreement issued under the Plan shall be deemed to refer to the appropriate number of shares of Common Stock and Class B Common Stock as applied to any eligible Participant who makes the election provided by this Section 6(h).

7. Awards Under The Plan

Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.

(a) Options. Options granted under the Plan may be Nonqualified Stock Options or ISOs or any other type of stock option permitted under the Code. Options shall expire after such period, (not to exceed ten years in the case of ISOs) as may be determined by the Committee and set forth in the applicable Award Agreement. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in Sections 7(a) and (d) and in Section 14(i), Awards of Nonqualified Stock Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time and set forth in each applicable Award Agreement. No Participant who is subject to United States federal income tax shall be awarded an Option under the Plan unless the Committee determines that such Option does not provide for the deferral of compensation within the meaning of Section 409A of the Code.

(i) ISOs. The terms and conditions of any ISOs granted hereunder shall be subject to and comply with the provisions of Section 422 of the Code and, except as provided in Section 7(d), the terms, conditions, limitations and administrative procedures established by the Committee, from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted to any employee of the Company or any parent or subsidiary of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

(ii) Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant (subject to Section 7(a)(iv) in the case of an ISO).

(iii) Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisablility, as determined by the Committee, and upon payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise maybe subject to such conditions and restrictions as may be set forth in the applicable Award Agreement. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment in U.S. dollars; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant for at least six (6) months, valued at the fair market value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised”, meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a fair market value on the date of exercise not in excess of the difference between the aggregate fair market value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(iv) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary, as such terms are defined in Section 424(e) and (f) of the Code, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110% of the Fair Market Value (at the time of grant) of the Common Stock subject to the ISO.

(v) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(vi) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(b) Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, equal to the difference between the fair market value of a share of Common Stock at the time the SAR is exercised and the fair market value of a share of Common Stock on the date of grant of the SAR (provided that if the fair market value of a share of Common Stock at the time the SAR is exercised is less than the fair market value of a share of Common Stock on the date of grant of the SAR, the difference shall be zero) multiplied by the number of SAR Units being exercised. Except as otherwise provided in Section 7(d) and in Section 14(ii), Awards of SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, and set forth in an Award Agreement; provided, however, that no Participant who is subject to United States federal income tax shall be awarded a SAR unless the Committee determines that such SAR does not provide for the deferral of compensation within the meaning of Section 409A of the Code.

(c) Stock Awards.

(i) Form of Awards. The Committee may grant Awards (“Stock Awards”) that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including Awards consisting of Stock Payments, Restricted Stock, and Stock Units; provided, however, that no Participant who is subject to United States federal income tax shall be awarded a Stock Award under the Plan unless the Committee determines that such Stock Award does not provide for the deferral of compensation within the meaning of Section 409A of the Code. Except as otherwise provided in Section 7(d), Stock Awards shall be subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, as set forth in each applicable Award Agreement.

(ii) Stock Payment. An Award payable in the form of unrestricted shares of Common Stock (a “Stock Payment”) may be granted under the Plan as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions. Any shares of Common Stock issued as Stock Payments under the Plan shall be valued at their Fair Market Value at the time of such payment. Payment of a Stock Payment Award shall be made no later than the 15th day of the third month following the calendar year in which any applicable restrictions constituting a substantial risk of forfeiture lapse, expire, are terminated or waived.

(iii) Restricted Stock. Except as otherwise provided in Section 7(d), the number of shares allocable to each Award of Restricted Stock under the Plan, as well as the other terms, conditions, restrictions, and limitations applicable to each such Award, shall be as determined by the Committee and set forth in the applicable Award Agreement. Payment or delivery to the Participant of shares of Restricted Stock subject to any such Award shall be made no later than the 15th day of the third month following the calendar year in which the restrictions constituting a substantial risk of forfeiture under Section 83 of the Code lapse, expire, are terminated or waived.

(iv) Stock Units. A Stock Unit Award may be settled either in shares of Common Stock or in cash, and, except as otherwise provided in Section 7(d), shall be subject to such terms, conditions, restrictions and limitations as the Committee shall provide in the Participant’s applicable Award Agreement. Payment of a Stock Unit Award shall be made no later than the 15th day of the third month following the calendar year in which any applicable restrictions constituting a substantial risk of forfeiture lapse, expire, are terminated or waived.

(d) Minimum Vesting. Notwithstanding any provision of this Plan to the contrary and except as provided in this Section 7(d), Section 7(e) and Section 13, Awards shall not vest any earlier than six (6) months from the applicable date of grant; provided, however, that (i) the Committee may, in its sole discretion, provide for accelerated vesting of any such Award on account of a Participant’s retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a Participant’s employer or any other similar event, (ii) the Committee may, in its sole discretion, provide for accelerated vesting of any such Award upon the achievement of performance criteria specified by the Committee, as provided in Section 7(e), related to a period of performance of not less than one year, and (iii) Awards that are granted to Employees who are exempt from the overtime pay provisions of the FLSA may vest earlier than six (6) months from the date of grant, provided that such Awards continue to satisfy all of the requirements for exclusion from such Employee’s regular rate of pay for purposes of the FLSA. Notwithstanding the foregoing, or any other provision of the Plan, if the accelerated vesting of any Award as permitted by this Section 7(d) would cause all or any portion of this Plan to be subject to Section 409A of the Code, such accelerated vesting shall be void and without effect unless the Committee expressly acknowledges that one effect of such action is to cause all or part of the Plan to be subject to Code Section 409A.

(e) Performance Criteria. At the discretion of the Committee, Awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee. Such performance criteria shall be set forth in writing in the Participant’s Award Agreement or in applicable resolutions adopted by the Committee. When establishing performance criteria for any performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non—recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non- recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

8. Forfeiture Provisions Following a Termination of Employment

In any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s employment, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of employment engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee or agent of the Company or any Subsidiary to be employed or perform services elsewhere or (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 8, in its sole discretion. For purposes of this Section 8, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act.

9. Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents. Each dividend or dividend equivalent payment shall be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at fair market value at the time of purchase.

10. Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules), or pursuant to such other method as the

Committee may establish to enable Participants holding any such Award to vote, or to direct the voting of, such shares. If the Committee shall designate a Plan Administrator for such purpose as provided in the preceding sentence, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

11. Payments and Deferrals

Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose in an Award Agreement. The Committee may stipulate in any Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the earlier of (i) the first date in which the payment, or portion thereof, is tax deductible, (ii) the calendar year in which the Participant’s employment with Company or a Subsidiary is terminated, or (iii) such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the forgoing, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code without the express written consent of all Participants who would be affected by the action.

12. Nontransferability

Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, and the shares underlying any Award are not transferable until they have been issued and all restrictions applicable to such shares have lapsed or have otherwise been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

13. Change of Control

(a) Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, by reason of a Change of Control take any or all of the following actions within the period commencing thirty (30) days prior to any event that would constitute such a Change of Control and ending twelve (12) months after such event:

(i) provide for the acceleration of any time periods relating to the vesting, exercise, payment or distribution of such Awards so that such Awards may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;

(ii) provide for the purchase of such Awards for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Awards been currently exercisable or payable;

(iii) provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or

(iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

Notwithstanding the foregoing, the Committee may not take any such action(s) that would cause all or any portion of this Plan to be subject to Section 409A of the Code unless the Committee expressly acknowledges that one effect of the Committee’s action(s) is to cause all or part of the Plan to be subject to 409A.

(b) A “Change of Control” shall be deemed to occur if and when:

any event results in a “person” (as such term is defined in Section 3(a)(9) and 13(d)(3) of the 1934 Act, and the regulations promulgated thereunder) acquiring directly or indirectly, whether by sale, transfer, assignment, pledge, hypothecation, gift, or other disposition, in one or more transactions, a majority controlling interest in the voting capital stock of the Company (or the entering into of any agreement with the Company to do any of the foregoing); provided, however, that a Change in Control shall not include any transaction in which one or more members of the Frierson family (which shall include all current members of the family of J. Burton Frierson, including descendants and spouses, and trusts for the benefit of same, who presently own capital stock) shall have a majority controlling interest in the Company.

14. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. Acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

(i) Nonqualified Stock Options. Each Award Agreement for a Nonqualified Stock Option shall comply with the following requirements:

(1) the number of shares on the date of the grant of the Option must be fixed;

(2) the transfer or exercise of the Option is subject to taxation under Code section 83 and regulation §1.83-7; and

(3) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) exercise or disposition of the Option under regulation §1.83-7, or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in §1.83-3(b)).

(ii) SARs. Each Award Agreement for a SAR shall comply with the following requirements:

(1) Compensation payable under the SAR cannot be greater than the difference between the fair market value of the stock on the date of grant of the SAR and the fair market value of the stock on the date the SAR is exercised, with respect to a number of shares fixed on or before the date of grant of the SAR; and

(2) The SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

15. Tax Withholding

The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. generally accepted accounting principles, to the extent applicable. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

16. Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash.

17. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

18. Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan.

19. Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

20. Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

21. Amendment and Termination

The Plan may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and further provided that no amendment to the Plan shall violate the prohibition on repricing contained in Section 4(d). Additionally, notwithstanding the foregoing, the Committee may not take any such action(s) that would cause all or any portion of this Plan to be subject to Section 409A of the Code unless the Committee expressly acknowledges that one effect of the Committee’s action(s) is to cause all or part of the Plan to be subject to 409A. No termination, suspension or amendment of the Plan shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent; provided, however, that any award may be amended, revised or revoked as deemed necessary by the Committee to avoid penalties under Code Section 409A.

22. Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on each Participant and all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23. Compliance with ISO Rules, Rule 16b-3 and Other Applicable Law

No cash, Common Stock or other forms of payment shall be issued with respect to any Award under the Plan unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable requirements of Federal, state, local and foreign laws and regulations, including any requirements of the Nasdaq National Market of the National Association of Securities Dealers or of any other exchange or market on which the Company’s stock is then traded. Additionally, it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the 1934 Act and (with respect to ISOs) with Section 422 of the Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or with Code Section 422 (as applicable), such provision shall be deemed null and void to the extent required to permit such compliance. The Board shall have the power, without further approval of the Company’s shareholders, to amend the Plan in any respect necessary at any point in time to permit the Plan, and Awards granted under the Plan, to continue to comply with Rule 16b-3 and with Section 422 of the Code, as applicable.

24. Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Tennessee.

25. Severability

If any provision of this Plan is determined to be invalid, illegal or unenforceable, or would disqualify the Plan or any Award under any law deemed applicable by the Committee in any jurisdiction, or as to any person, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent or taxation of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

PROXY

THE DIXIE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2010

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott Grand Hotel, Point Clear, Alabama, at 8:00 A.M., Central Time, on April 27, 2010, and any adjournment or adjournments thereof, as follows:

(See reverse side)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS’ NOMINEES; FOR PROPOSAL 2 FOR APPROVING THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2006 STOCK AWARDS PLAN; AND FOR PROPOSAL 3 FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2010. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

1.	Election of Directors: ☐ FOR all nominees	☐ WITHHOLD AUTHORITY
	(Except as indicated	to vote for all nominees listed below
in the space provided below)

J. Don Brock; Daniel K. Frierson; Paul K. Frierson; Walter W. Hubbard; John W. Murrey, III; Lowry F. Kline.

(Instruction: To withhold authority to vote for any individual, write that nominee’s name in the space provided below.)

2.	Approval of the Amendment and restatement of the Company’s 2006 Stock Awards Plan to Increase the Number of Shares that may be Issued Under the Plan From 800,000 to 1,300,000

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Ratification of Appointment of the firm of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2010.

☐ FOR ☐ AGAINST

4.	Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S): DATE: , 2010

NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.